STRICTLY CONFIDENTIAL

Exhibit 4.18

AMENDMENT EIGHT TO COLLABORATION AGREEMENT

This AMENDMENT EIGHT TO COLLABORATION AGREEMENT (this “Amendment Eight”) is entered into on November 2, 2025 (the “Effective Date”), by and between ABL Bio, a company organized under the laws of the Republic of Korea having a business address at 456, Bongeunsa-ro, Gangnam-gu, Seoul, 06153, Republic of Korea (“ABL Bio”), and I-MAB Biopharma US Limited, a corporation incorporated under the laws of the State of Maryland having its business address at 2440 Research Blvd, Suite 400 Rockville, MD 20850, United States (“I-Mab US”). For purposes of this Amendment Eight, ABL Bio and I-Mab US shall each be referred to individually as a “Party” and together as the “Parties.”

RECITALS

WHEREAS, I-Mab, a Cayman Islands company (“I-Mab Cayman”), and ABL Bio entered into the Collaboration Agreement on July 26, 2018 (the “Collaboration Agreement”), in relation to the development and commercialization of certain bispecific antibodies;

WHEREAS, the Collaboration Agreement was subsequently amended pursuant to seven amendments thereto dated as of November 5, 2018, November 22, 2018, May 24, 2019, December 26, 2019, June 30, 2020, September 24, 2021 and May 23, 2024, respectively (collectively with the Collaboration Agreement, the “Existing Agreement”), as a result of which, as between I-Mab US and ABL Bio, the Parties shall collaborate in the development, manufacturing and commercialization of (i) the CLDN18.2/4-1BB BsAb throughout the world other than in Greater China; and (ii) the PD-L1/4-1BB BsAb (each as defined in the Existing Agreement) throughout the world; and

WHEREAS, the Parties now desire to further amend the Existing Agreement in accordance with the terms and conditions of this Amendment Eight;

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound hereto hereby agree as follows:

1.
Definitions. Unless otherwise defined in this Amendment Eight, capitalized terms used herein shall have the same meanings ascribed to them in the Existing Agreement.
2.
Amendments.
2.1
Section 3.4.4(c) of the Existing Agreement is hereby deleted in its entirety and replaced with the following, which shall be effective as of January 1, 2025, retrospectively and prospectively:

3.4.4(c) Upon receipt of such written notice within the required time, the Lead Party may provide a revised consolidated report to the other Party. At the end of the respective calendar quarter, the Parties shall calculate and offset all such costs and expenses according to the Development Costs Sharing (Ca: Ci) as specified in Appendix 5. A Party which has borne and expended more than its share of the costs and expenses for the respective quarter shall submit to the other Party an invoice for such exceeded amount. The other Party shall pay such invoice within thirty (30) days after the invoice date.

2.2
The Parties further agree that, effective as of January 1, 2025, retrospectively and prospectively, with respect to the CLDN18.2/4-1BB BsAb and the PD-L1/4-1BB BsAb, the costs and expenses to be shared by the Parties in accordance with Section 3.4.4 of the Existing Agreement shall include the costs and expenses incurred by a Party to conduct clinical trials in and outside the Rest of World, including the MRCT Activities (as defined in Amendment Seven to Collaboration Agreement dated as of May 24, 2024, by and among the Parties and certain other party thereto) in Greater China, for purposes of supporting the clinical development or regulatory approval applications of the CLDN18.2/4-1BB BsAb and the PD-L1/4-1BB BsAb in the Rest of the World.
2.3
Subject to Sections 6.3 and 6.5 (as amended below) of the Existing Agreement, the Parties further agree that, for the avoidance of doubt, each Lead Party for the applicable BsAb shall have the sole right and control to (a) prepare and submit to applicable regulatory authorities any and all regulatory materials, including clinical trial applications and marketing authorization applications for the applicable BsAb in the Rest of World; and (b) obtain and maintain all regulatory approvals, including the marketing authorizations, for the applicable BsAb and hold such approvals in the name of such Party or its Affiliates or sublicensees in the Rest of World. For clarity, I-Mab US is the Lead Party for the CLDN18.2/4-1BB BsAb and ABL Bio is the Lead Party for the PD-L1/4-1BB BsAb.
2.4
Section 6.5 of the Existing Agreement is hereby deleted in its entirety and replaced with the following (revisions underlined solely for purposes of clarity under this Amendment Eight):

6.5 All decisions of the JC shall be made by consensus, with each Party having collectively one (1) vote in all decisions. If after reasonable discussion and good faith consideration of both Party’s views on a particular matter before the JC, the JC is still unable after a period of ten (10) days to reach a unanimous decision on such matter, then either Party may, by written notice to the other, have such matter referred to the CEOs of the Parties for resolution. If the CEOs are not able to resolve such matter within the thirty (30) day period, then: (a) with respect to the Early Development Plan, the status quo (including the existing budget) shall persist until the Parties reach agreement with respect to any amendment thereto; and (b) I-Mab in I-Mab’s Territory, ABL Bio in ABL Bio’s Territory, and the Lead Party in the Rest of the World shall have the right to approve amendments to the Late Development Plan and Clinical Development Plan.

2.5
The lead-in paragraph of Section 11.2 of the Existing Agreement is hereby deleted in its entirety and replaced with the following, retrospectively and prospectively (revisions underlined solely for purposes of clarity under this Amendment Eight). Notwithstanding the foregoing, the deletion and replacement of the lead-in paragraph of Section 11.2 shall not affect the validity or enforceability of Sections 11.2.1 through 11.2.5, which shall remain in full force and effect:

11.2 All BsAb Improvements shall be (i) jointly owned by ABL Bio and I-Mab (Oa: Oi) in the Rest of World as specified in Appendix 5; (ii) owned solely by ABL Bio in ABL Bio’s Territory; and (iii) owned solely by I-Mab in I-Mab’s Territory. The Parties will coordinate the preparation, filing, prosecution and maintenance of any patents covering any BsAb Improvement. All costs and expenses in relation to the prosecution (including filing and maintenance of any patents) shall be (i) borne by the Lead Party in the Rest of World; (ii) solely borne by ABL Bio in ABL Bio’s Territory; and (iii) solely borne by I-Mab in I-Mab’s Territory. All costs and expenses in relation to the settlement and compensation shall be (i) shared by ABL Bio and I-Mab (Oa: Oi) in the Rest of World; (ii) solely borne by ABL Bio in ABL Bio’s Territory; and (iii) solely borne by I-Mab in I-Mab’s Territory.

2.6
Section 4.3.5 is hereby newly added to the Existing Agreement as follows:

4.3.5. If both Parties agree to participate in the development of a Product in any country in the Rest of the World and to commercialize the Product(s), any profits arising from the commercialization of the Product(s) shall be shared equally between the Parties.

3.
Miscellaneous.
3.1
No Other Modification. Unless otherwise explicitly provided herein, all of the other terms and conditions of the Existing Agreement shall remain in full force and effect.
3.2
Incorporation. Unless otherwise explicitly provided herein, this Amendment Eight shall become effective on the Effective Date. Unless otherwise provided herein, this Amendment Eight shall be incorporated in the Existing Agreement by reference. In the event of any conflict or inconsistency between the Existing Agreement and this Amendment Eight, this Amendment Eight shall prevail.
3.3
Entire Agreement. This Amendment Eight, together with the Existing Agreement and all Schedules hereto, constitutes the sole and entire agreement of the Parties with respect to the subject matter of the Existing Agreement and this Amendment Eight, and supersedes all of the Parties’ prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.
3.4
Counterparts. The Parties may legally execute this Amendment Eight by electronic means, including by electronic signature or by exchanging electronic copies of the Amendment Eight containing the signed signature page. An electronic copy of this Amendment Eight shall be deemed an original executed copy of this Amendment Eight and shall be sufficient to prove the execution of this Amendment Eight.

[Signature Page Follows]

STRICTLY CONFIDENTIAL

Exhibit 4.18

IN WITNESS WHEREOF, the Parties hereto have caused its duly authorized representative to execute this Amendment Eight on the Effective Date.

I-Mab Biopharma US Limited
By: /s/ Sean Fu Name: Sean Fu Title: CEO

[Signature Page to Amendment Eight to Collaboration Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused its duly authorized representative to execute this Amendment Eight on the Effective Date.

ABL Bio
By: /s/ SangHoon Lee Name: SangHoon Lee Title: CEO

[Signature Page to Amendment Eight to Collaboration Agreement]